UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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☐ Preliminary Proxy Statement
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☑ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12

UICI

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 18, 2005
       The Annual Meeting of the Stockholders of UICI (the “Company”), a Delaware corporation, will be held at the Marriott Dallas/ Fort Worth, Airport South, 4151 Centreport Boulevard, Fort Worth, Texas 76155 on Wednesday, May 18, 2005, at 10:00 a.m., Central Daylight Time.
      At the Annual Meeting, you will be asked to:

•	elect seven directors of the Company to hold office until the next annual meeting of stockholders and until their respective successors are chosen and qualified.

•	approve the UICI 2005 Restricted Stock Plan.

•	ratify the appointment of KPMG LLP as independent auditors to audit the accounts of the Company for the fiscal year ending December 31, 2005.

•	consider such other business as may properly come before the meeting or any adjournments or postponements thereof.
      The Board of Directors has fixed March 28, 2005 as the record date for the meeting. Holders of the Company’s Common Stock of record at the close of business on such date will be entitled to notice of and to vote at such meeting or any adjournment thereof. A list of such stockholders will be available, as required by law, at our principal offices at 9151 Grapevine Highway, North Richland Hills, Texas. The stock transfer books will not be closed.
      We will supply, upon written request and without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2004 as filed with the Securities and Exchange Commission. Requests for the Annual Report should be directed to Investor Relations, UICI, 9151 Grapevine Highway, North Richland Hills, Texas 76180-5605.
      All stockholders are cordially invited to attend the meeting. It is important that your shares be represented and voted whether or not you plan to attend the Annual Meeting in person. You may vote in person, on the Internet, by telephone, or by completing and mailing the enclosed proxy card. Voting over the Internet, by telephone or by written proxy will ensure your shares are represented at the Annual Meeting. Please review the instructions on the proxy card or the information forwarded by your bank, broker or other holder of record regarding these voting options.

By Order of the Board of Directors,
UICI

PEGGY G. SIMPSON
Corporate Secretary
Date: April 18, 2005
9151 Grapevine Highway, North Richland Hills, Texas 76180-5605

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
ABOUT THE MEETING
1. ELECTION OF DIRECTORS
THE BOARD RECOMMENDS A VOTE “FOR” THE FOLLOWING NOMINEES:
THE BOARD OF DIRECTORS AND COMMITTEES
EXECUTIVE COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
2004 STOCK OPTIONS
AGGREGATE STOCK OPTION EXERCISES IN 2004 AND YEAR-END VALUES
COMPARISON OF TOTAL STOCKHOLDER RETURN
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION; CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
REPORT OF THE AUDIT COMMITTEE
INDEPENDENT AUDITORS
2. APPROVAL OF UICI 2005 RESTRICTED STOCK PLAN
3. RATIFICATION OF APPOINTMENT OF AUDITORS
4. OTHER MATTERS
DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS
UICI 2005 Restricted Stock Plan
SECTION 1 GENERAL
SECTION 2 RESTRICTED STOCK AWARDS
SECTION 3 OPERATION OF PLAN
SECTION 4 ADMINISTRATION
SECTION 5 CHANGE IN CONTROL
SECTION 6 TERM; AMENDMENT AND TERMINATION

UICI
9151 Grapevine Highway
North Richland Hills, Texas 76180-5605

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 18, 2005

       This proxy statement and the accompanying proxy card are being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of UICI, a Delaware corporation (“UICI”, the “Company” or “we”), from holders of our outstanding shares of Common Stock, par value $0.01 per share (the “Common Stock”), for use at the 2005 Annual Meeting of Stockholders to be held on Wednesday, May 18, 2005, and any adjournment or postponement of the meeting (the “Annual Meeting”).
ABOUT THE MEETING
What Is the Purpose of the Annual Meeting?
      At the Annual Meeting, stockholders will act upon matters described in this Notice of Annual Meeting and Proxy Statement (“Proxy Statement”), including the election of directors, the approval of the 2005 Restricted Stock Plan, and the ratification of KPMG LLP as our independent auditors for 2005. In addition, members of management will report on the Company’s 2004 performance and, once business of the Annual Meeting is concluded, respond to questions raised by stockholders as time permits.
Who Is Entitled to Vote?
      Our Common Stock trades on the New York Stock Exchange under the symbol: UCI. This Proxy Statement is being mailed on or about April 18, 2005 to stockholders of record at the close of business on March 28, 2005 (the “Record Date”), who are the only stockholders entitled to receive notice of and to vote at the meeting. Each stockholder is entitled to one vote for each share of Common Stock he or she held on the Record Date. At March 28, 2005, we had outstanding 46,494,401 shares of Common Stock.
Who Can Attend the Annual Meeting?
      All stockholders, or individuals holding their duly appointed proxies, may attend the Annual Meeting. Appointing a proxy in response to this solicitation will not affect a stockholder’s right to attend the Annual Meeting, and to vote in person. Please note that if you hold your shares in “street name” (that is, through a broker, bank or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date to vote in person at the meeting.
What Constitutes a Quorum?
      For a quorum to be present at the Annual Meeting, a majority of the 46,494,401 shares of the Company’s Common Stock outstanding on the Record Date must be represented in person or by proxy. If you vote, your shares will be counted toward the quorum. Shares represented by proxy cards either marked “ABSTAIN” or returned without voting instructions are counted as present for the purpose of determining whether the quorum requirement is satisfied. In those instances where shares are held by brokers who have returned a proxy but are prohibited from exercising discretionary authority for beneficial owners who have not given voting instructions (“broker non-votes”), such shares will be counted as present for quorum purposes. Broker non-votes will not be counted as votes for or against any proposal.

What Is the Effect of Not Voting?
      The effect of not voting will depend on how your share ownership is registered. If you own shares as a registered holder and do not vote, your non-voted shares will not be represented at the meeting and will not count toward the quorum requirement. If a quorum is obtained, your non-voted shares will not affect whether a proposal is approved or rejected.
      If you own shares in street name and do not vote, your broker may represent your shares at the meeting for purposes of obtaining a quorum. In the absence of your voting instructions, your broker may or may not vote your shares in its discretion, depending on the nature of the proposals before the meeting. Your broker may vote your shares in its discretion on Proposal 1 (the election of directors) and Proposal 3 (the ratification of the Company’s independent auditors), which are deemed to be “routine” matters. Regarding Proposal 2 (the approval of the UICI 2005 Restricted Stock Plan), which is considered to be a “non-routine” matter, your broker may not vote your shares without instructions from you. In such case, broker non-vote shares will be counted toward the quorum requirement, but will not affect the determination of whether Proposal 2 is approved or rejected.
How Do I Vote?
      Your vote is important. You can vote in one of four ways: (1) in person — by casting your vote in person at the Annual Meeting, (2) by mail — by marking, signing and dating the enclosed proxy card, and returning it promptly in the enclosed postage-paid envelope, (3) on the Internet — by visiting the website indicated on the enclosed proxy card, or (4) by telephone — by using the toll-free number indicated on the enclosed proxy card.
      The Internet voting procedure is designed to authenticate stockholder identities, to allow stockholders to give voting instructions, and to confirm that stockholders’ instructions have been recorded properly. Stockholders voting by internet should be aware that there may be costs associated with electronic access, such as usage charges from internet access and telephone or cable service providers, that must be borne by the stockholder. If you choose to vote on the Internet, you will be offered the option to receive future annual meeting materials electronically through the Internet, which is cost-effective for us. We hope the convenience and cost savings of voting by computer will attract you. A sizable electronic “turnout” would save us significant return-postage fees.
Can I Change My Vote After I Return My Proxy Card?
      Yes. A proxy may be revoked at any time before its exercise (i) by notifying UICI in writing at 9151 Grapevine Highway, North Richland Hills, Texas 76180-5605, Attention: Corporate Secretary; (ii) by completing a later-dated proxy and returning it to UICI; or (iii) by appearing at the Annual Meeting in person and revoking the proxy orally by notifying the Corporate Secretary before the vote takes place. Properly executed proxies will, unless such proxies have been revoked, be voted in the manner specified in the proxies. If a stockholder does not specify a choice, then the shares will be voted in accordance with the recommendations of the Board of Directors.
Is My Vote Confidential?
      Yes. Only the election inspector and certain individuals outside of the Company who help with the processing and counting of votes have access to your vote. Directors and certain employees of the Company may see your vote only if the Company needs to defend itself against a claim or if there is a proxy solicitation by someone other than the Company.
What Am I Voting On?
      You are voting on three proposals:

1. Election of seven directors (Ronald L. Jensen, William J. Gedwed, Glenn W. Reed, Richard T. Mockler, Mural R. Josephson, R.H. Mick Thompson and Dennis C. McCuistion, each of whom has been nominated by the Nominating & Governance Committee of the Board of Directors) for a term of one year

2. Approval of the UICI 2005 Restricted Stock Plan

3. Ratification of the appointment of KPMG LLP as independent auditors for the fiscal year ending December 31, 2005

What Are the Board’s Recommendations?

•	For election of the nominated slate (see Item 1);

•	For approval of the UICI 2005 Restricted Stock Plan (see Item 2); and

•	For ratification of the selection of KPMG LLP, independent public accountants, to be the auditors for the annual financial statements of the Company for the fiscal year ending December 31, 2005 (see Item 3).
What Vote is Required to Adopt the Proposals?
      The affirmative vote of the holders of a majority of the total voting power present in person or by proxy and entitled to vote at the Annual Meeting is required to elect directors and ratify or approve the other items being voted on at the Annual Meeting.
What is the Effect of Abstentions?
      Abstentions will have the same effect as votes against the proposals, although abstentions will count toward the presence of a quorum.
Are There Any Other Items That are to be Discussed During the Annual Meeting?
      No. The Company is not aware of any other matters that you will be asked to vote on at the Annual Meeting. If other matters are properly brought before the Annual Meeting with the assent of the Board, the Board or proxy holders will use their discretion on these matters as they may arise.
Who Will Count the Vote?
      ADP Investor Communication Services will count the vote. The Company’s Internal Auditor will serve as the inspector of the election.
Who Pays to Prepare, Mail and Solicit the Proxies?
      We will bear the costs of soliciting proxies from our stockholders. In addition to soliciting proxies by mail, our directors, officers and employees, without receiving additional compensation therefor, may solicit proxies by telephone, by telegram or in person. Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Common Stock held of record by such persons, and we will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.
Where Can I Find Corporate Governance Materials for UICI?

Corporate Governance Guidelines
      The Board of Directors has adopted Corporate Governance Guidelines, which address, among other things, the Board’s policies and expectations with respect to the qualification of directors, the composition of the Board of Directors, board member selection criteria, director responsibilities and other matters. A copy of the Corporate Governance Guidelines is available on the Corporate Governance page of the Company’s website at www.uici.net. Stockholders of the Company may also request a copy of the Corporate Governance

Guidelines by writing to UICI, c/o Corporate Secretary, 9151 Grapevine Highway, North Richland Hills, Texas 76180.

Code of Ethics
      The Company has also adopted a Code of Business Conduct and Ethics (the “Code of Ethics), which contains general principles and policies that govern the activities of the Company and to which our directors, officers, employees and agents and others who represent us directly or indirectly must adhere. The Code of Ethics applies to all directors, officers, agents, consultants and employees, including the Chief Executive Officer and the Chief Financial Officer and any other employee with any responsibility for the preparation and filing of documents with the Securities and Exchange Commission. The Code of Ethics covers several topics, including conflicts of interest, confidentiality of information and compliance with laws and regulations.
      A copy of the Code of Ethics is available on the Corporate Governance page of the Company’s website at www.uici.net. The Company may post amendments to or waivers of the provisions of the Code of Ethics, if any, made with respect to any of our directors and employees on that website. Stockholders of the Company may also request a copy of the Code of Ethics by writing to UICI, c/o Corporate Secretary, 9151 Grapevine Highway, North Richland Hills, Texas 76180.
How May I Contact the Members of the Company’s Board?
      All current members of the Company’s Board are listed on the Corporate Governance page of the Company’s website. Stockholders may communicate directly with the UICI Board of Directors, including the Lead Director, Chairman of the Audit Committee, Chairman of the Nominating & Governance Committee and/or the non-management directors individually or as a group. All communications should be directed to our Corporate Secretary, c/o UICI, 9151 Grapevine Highway, North Richland Hills, TX 76180. In addition, we maintain contact information, both telephone and email, on our website (www.uici.net) under the heading “Info Request — Contact Us.”
How Can I Obtain Electronic Access to Stockholder Materials, Instead of Receiving Mailed Copies?
      If you choose to vote on the Internet, you will be offered the option to receive future annual meeting materials electronically through the Internet.
1. ELECTION OF DIRECTORS
      The Board of Directors (the “Board”) has fixed the number of directors for the ensuing year at seven. The Nominating & Governance Committee of the Board has nominated Messrs. Ronald L. Jensen, William J. Gedwed, Glenn W. Reed, Richard T. Mockler, Mural R. Josephson, R.H. Mick Thompson and Dennis C. McCuistion for election as directors at the 2005 Annual Meeting of Stockholders. At the meeting, it is intended that such number of directors will be elected to hold office until the next Annual Meeting of Stockholders and until their respective successors are chosen and qualified. It is intended that the proxies will be voted to elect as directors the nominees listed above. All of the nominees are currently directors of the Company. Although the Board does not anticipate that any of such nominees will be unable to serve as a director, in the event of such occurrence, the proxy holders shall have the right to vote for such substitute, if any, as the present Board may designate. The Nominating & Governance Committee of the Board has not received any recommendations from any of the Company’s stockholders in connection with the 2005 Annual Meeting. The Company has not engaged a third party search firm to help identify Board nominees.

THE BOARD RECOMMENDS A VOTE “FOR” THE FOLLOWING NOMINEES:
      Set forth below is a biographical summary, including names, ages as of March 28, 2005, and principal occupations for at least the past five years, of each of the nominees for director:
      Ronald L. Jensen (age 74) has served as Chairman of the Board of Directors of the Company and its predecessor company since December 1983. Mr. Jensen served as President and Chief Executive Officer of the Company in 1993 and 1994 and from September 1997 to January 1999. Mr. Jensen serves on the Executive and Investment Committees of the Board of Directors.
      William J. Gedwed (age 49) has served as a director of the Company since June 2000 and as President and Chief Executive Officer since July 1, 2003. He serves on the Executive, Investment and Privacy Committees of the Board of Directors. Mr. Gedwed also currently serves as Chairman and Director of The MEGA Life and Health Insurance Company, Mid-West National Life Insurance Company of Tennessee, The Chesapeake Life Insurance Company and Fidelity First Insurance Company (subsidiaries of the Company). Mr. Gedwed currently serves as a Director of NMC Holdings, Inc. and National Motor Club of America, Inc. He also served as a director and/ or executive officer of other subsidiaries of NMC Holdings, Inc. until June 2003.
      Glenn W. Reed (age 52) has served as a director of the Company since May 2001 and as Executive Vice President and General Counsel of the Company since July 1999. Mr. Reed serves on the Executive, Investment and Privacy Committees of the Board. Mr. Reed also serves as a director and Vice President of The MEGA Life and Health Insurance Company, Mid-West National Life Insurance Company of Tennessee, The Chesapeake Life Insurance Company and Fidelity First Insurance Company. Prior to joining the Company, Mr. Reed was a partner in the Chicago, Illinois law firm of Gardner, Carton & Douglas. He has served as a director of The Pepper Companies, Inc. (a Chicago-based general contractor) since 1990, as a director of Peoples Bancorp, Inc. (a bank holding company located in Arlington Heights, Illinois) since 1999 and as a director of Assistive Technology Group, Inc. (a provider of assistive and rehabilitative systems, medical products and supplies) since 2002.
      Richard T. Mockler (age 67) has served as a director of the Company since 1991. Mr. Mockler is a member of the Audit and Nominating & Governance Committees of the Board of Directors. Mr. Mockler retired as a partner with Ernst & Young LLP in 1989 after 27 years with the firm. Mr. Mockler has served as a member of the Board of Directors of Georgetown Rail Equipment Company since 1994 and as its Treasurer since October 1996.
      Mural R. Josephson (age 56) has been a director since May 2003 and is a member of the Audit and Executive Compensation Committees of the Board. Following his retirement in October 2002 as Senior Vice President and Chief Financial Officer of Lumbermens Mutual Casualty Company (the lead company of Kemper Insurance Companies), Mr. Josephson has served as a consultant to various financial institutions. In July 1998, Mr. Josephson retired as a partner with KPMG LLP after 28 years with the firm. Mr. Josephson is a licensed Certified Public Accountant in the State of Illinois, and is a member of the American Institute of Certified Public Accountants. He has served as a director and Treasurer of Omni Youth Services (Buffalo Grove, Illinois) since October 2003, as a director of SeaBright Insurance Holdings, Inc. (a publicly-traded company providing multi-jurisdictional workers’ compensation insurance) since February 2004, and as a director of PXRE Group Ltd. (a publicly-traded company providing primarily catastrophe and risk excess reinsurance products and services) since August 2004.
      R.H. Mick Thompson (age 58) has been a director of the Company since November 2003. Mr. Thompson is a member of the Audit, Executive Compensation and Nominating & Governance Committees of the Board. Mr. Thompson has served as the Oklahoma Bank Commissioner since September 1, 1992. In May 2003, Mr. Thompson was elected Chairman of the Conference of State Bank Supervisors (CSBS), and currently serves on the CSBS Legislative Committee. Mr. Thompson also serves as an Advisor to the Board of Trustees of the Graduate School of Banking, University of Colorado in Boulder.
      Dennis C. McCuistion (age 62), has served as a director of the Company since May 2004. Mr. McCuistion is President of McCuistion & Associates, Inc. (a Denison, Texas-based firm providing management consulting services to financial institutions and other businesses). Mr. McCuistion, a former bank CEO, has written extensively on business topics and is the host and executive producer of McCuistion, a television program regularly airing on PBS affiliates since 1989. Since September 2003, Mr. McCuistion has served as a director of Affiliated Computer Services, Inc. (a publicly held company that provides business process outsourcing and information technology outsourcing solutions to commercial and government clients). Mr. McCuistion has been appointed to serve as “Lead Independent Director” on the Board of Directors (see discussion below), and is a member of the Audit, Executive Compensation and Nominating & Governance Committees of the Board.
      Certain affiliations exist between us and certain directors and nominees. See “COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION; CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.”
THE BOARD OF DIRECTORS AND COMMITTEES
General Information
      The UICI Board of Directors consists of seven directors. The Board has responsibility for establishing broad corporate policies and for the overall performance of the Company, although it is not involved in day-to-day operations. Members of the Board are kept informed of our businesses by various reports and documents sent to them, as well as by operating and financial reports made at Board and committee meetings. Regular meetings of the Board are held each quarter, and special meetings are held as necessary. The annual organizational meeting follows immediately after the Annual Meeting of Stockholders.
Board Meetings, Attendance, Executive Sessions and Presiding Director
      During the fiscal year ended December 31, 2004, the Board of Directors met ten times and took action on other occasions by unanimous consent of its members. Each member of the Board of Directors who held such position in 2004 attended at least 75% in the aggregate of all meetings of the Board and any committee on which such Board Member served. The Board met in executive session during all regularly scheduled meetings, without management present, and plans to continue that practice going forward. In May 2004, Mr. Dennis McCuistion was appointed presiding director for these sessions. Mr. McCuistion will continue to serve as presiding director at these sessions if he is re-elected as director during the Annual Meeting.
Annual Meeting Attendance
      We encourage but do not require our directors to attend the Annual Meeting of Stockholders. Six of the Company’s directors attended the Annual Stockholder Meeting held May 19, 2004.
Stockholder Communication
      The Board of Directors has adopted a written policy with respect to stockholder communications to the Board of Directors. All current members of the Company’s Board are listed on the Corporate Governance page of the Company’s website. Stockholders may communicate directly with the UICI Board of Directors, including the Chairman of the Audit Committee, Chairman of the Nominating & Governance Committee and/ or the non-management directors individually or as a group. All communications should be directed to our Corporate Secretary, c/o UICI, 9151 Grapevine Highway, North Richland Hills, TX 76180 and should prominently indicate on the outside of the envelope that it is intended for the Board of Directors as a group, or, as appropriate, for the Chairman of the Audit Committee, the Chairman of the Nominating & Governance Committee and/or for the non-management directors, c/o the Lead Independent Director. Each communication intended for the Board of Directors, Chairman of the Audit Committee, Chairman of the Nominating & Governance Committee and/or the Lead Independent Director will be promptly forwarded to the specified party following its clearance through normal security procedures. If addressed to a specified individual director, the communication will not be opened but will be forwarded unopened to the intended recipient. If the communication is directed to all members or all non-management members of the Board, the Corporate Secretary will make copies of all such letters and circulate them to the appropriate director or directors.
      In addition, we maintain contact information, both telephone and email, on our website (www.uici.net) under the heading “Info Request — Contact Us.” By following the contact information link, a stockholder will be provided access to our telephone number and mailing address as well as a link for providing email correspondence to UICI’s Investor Relations Department. Communications sent to Investor Relations and specifically marked as a communication for the Board will be forwarded to the Board or specific members of the Board as directed in the stockholder communication.
Independence of Directors
      For purposes of determining director independence, the Company has applied the following standards in compliance with the New York Stock Exchange director independence standards as currently in effect. No director qualifies as “independent” unless the Board affirmatively determines that the director has no material relationship with the Company or any of its subsidiaries (directly or as a partner, shareholder or officer of an organization that has a relationship with the Company or any of its subsidiaries). In addition, a director is not independent if:

•	The director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer, of the Company;

•	The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•	The director or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor; the director is a current employee of such a firm; the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time;

•	The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on its compensation committee; or

•	The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues
      The Board of Directors has considered transactions and relationships between each non-employee director and any members of his immediate family and the Company and its executive management. Based on that review, the Board of Directors has affirmatively determined that, with respect to each of Mr. McCuistion, Mr. Josephson, Mr. Mockler and Mr. Thompson, (i) none of such individuals is precluded from being an independent director under the New York Stock Exchange listing standards described above and (ii) none of such individuals has a material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company), and that, accordingly, each such individual is considered an “independent director” for purposes of the applicable listing standards of the New York Stock Exchange and rules and regulations adopted by the Securities and Exchange Commission. The Board made its determination based on information furnished by all Directors regarding their relationships with the Company. There are no interlocking directorships and none of our independent directors receive any consulting, advisory or other non-director compensatory fees from the Company.

Lead Independent Director
      The independent members of the Board of Directors have selected Mr. McCuistion to serve as the Lead Independent Director. As Lead Independent Director, Mr. McCuistion, among other duties, (a) presides over, coordinates and develops the agenda for executive sessions of the independent directors and sessions of the non-management directors, (b) presides at all meetings of the Board of Directors at which the Chairman of the Board is not present, (c) serves as a liaison between the Chairman of the Board and the independent directors, (d) approves information sent to the Board of Directors, (e) approves the meeting agenda for the Board of Directors, and (f) approves meeting schedules to assure that there is sufficient time for discussion of all items. In addition, as Lead Independent Director, Mr. McCuistion has authority to call meetings of the independent directors.
      To promote open discussion and foster better communication among the non-management directors (i.e., directors who are not officers of UICI but who do not otherwise have to qualify as “independent”), regular executive sessions are held after each quarterly Board meeting in which the non-management directors meet without management participation. Our By-laws provide that the Lead Independent Director shall serve as the “presiding director” at all meetings of non-management directors as and when required in accordance with the applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated thereunder and the applicable rules of the New York Stock Exchange. In addition, at least one executive session per year will be limited solely to independent directors. Each meeting of the independent directors is scheduled and chaired by the Lead Independent Director.
Board Committees
      To assist the Board in the discharge of its responsibilities, the Company has established a standing Audit Committee, Executive Compensation Committee, Investment Committee, Nominating & Governance Committee, Executive Committee and Privacy Committee. The functions and composition of these Board committees are described below:

Audit Committee
      The Audit Committee (of which Mural R. Josephson (Chairman), Richard T. Mockler, Dennis McCuistion and R.H. Mick Thompson serve as members) assists the Board of Directors in fulfilling its oversight responsibilities by assessing the processes related to the Company’s risks and control environment, overseeing the integrity of the Company’s financial statements and financial reporting and compliance with legal and regulatory requirements and evaluating the Company’s audit processes. The Audit Committee confers with the Company’s independent auditors and internal auditors regarding audit procedures, including proposed scope of examination, audit results and related management letters. The Audit Committee reviews the services performed by the independent auditors in connection with determining their independence, reviews the reports of the independent auditors and internal auditors, and reviews recommendations about internal controls. The Committee selects and appoints the Company’s independent auditors and approves any significant non-audit relationship with the independent auditors. The Audit Committee held 11 meetings during 2004.
      KPMG LLP, the Company’s independent registered public accounting firm, has direct access to the Audit Committee and may discuss any matters that arise in connection with their audits, the maintenance of internal controls, and any other matters relating to the Company’s financial affairs. The Audit Committee may authorize the independent registered public accounting firm to investigate any matters that the Audit Committee deems appropriate and may present its recommendations and conclusions to the Board.
      The Board has determined that each of the members of the Audit Committee meets the current independence requirements as set forth in the applicable listing standards of the New York Stock Exchange described above and provisions of the Sarbanes-Oxley Act of 2002. In addition, all members of the Audit Committee are financially literate in accordance with the audit committee requirements of the New York Stock Exchange. The Board of Directors has further determined that Mr. Josephson, who is independent of management of the Company, is an “audit committee financial expert”, as that term is used in Item 401(h) of

Regulation S-K promulgated under the Exchange Act and as defined by the applicable listing standards of the New York Stock Exchange. No member of the Audit Committee serves on the audit committee of more than three public companies.
      The Audit Committee operates under a written charter adopted by the Board of Directors. The charter is available for review on the Corporate Governance page of the Company’s website (www.uici.net). A copy of the charter is available in print to any stockholder who requests it. Requests for a copy of the charter should be directed to the Corporate Secretary, c/o UICI, 9151 Grapevine Highway, North Richland Hills, TX 76180. The Committee reviews and assesses the adequacy of its charter on an annual basis. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees.
      The Audit Committee has adopted procedures governing the receipt, retention and handling of concerns regarding accounting, internal accounting controls or auditing matters that are reported by employees, stockholders and other persons. Employees may report such concerns confidentially and anonymously by utilizing a toll free hot line number [(877) 778-5463] or by accessing Report-It [www.reportit.net], a third party reporting service. All others may direct such concerns in writing to the Board of Directors, Audit Committee and/or the non-management directors c/o our Corporate Secretary, UICI, 9151 Grapevine Highway, North Richland Hills, TX 76180 as described above under the caption “Stockholder Communications with the Board of Directors.”
      The Audit Committee’s Report appears elsewhere in this Proxy Statement.

Executive Committee
      The Executive Committee (of which Ronald L. Jensen (Chairman), William J. Gedwed and Glenn W. Reed serve as members) has the authority of the full Board of Directors in the management and affairs of the Company, except that the Committee may not effect certain fundamental corporate actions, including (a) declaring a dividend, (b) amending the Certificate of Incorporation or By-Laws, (c) adopting an agreement of merger or consolidation, or (d) imposing a lien on substantially all of the assets of the Company. In practice, the Executive Committee meets infrequently and does not act except on matters that are not sufficiently important to require action by the full Board of Directors. During 2004 the Executive Committee did not meet, but the Committee took action on selected occasions by unanimous consent of its members.

Investment Committee
      The Investment Committee (of which Ronald L. Jensen (Chairman), William J. Gedwed and Glenn W. Reed currently serve as members) coordinates with the Investment/ Finance Committees of the Company’s insurance subsidiaries in supervising and implementing the investments of the funds of the Company and its insurance subsidiaries. The Investment Committee did not meet during 2004.

Nominating & Governance Committee
      The Nominating & Governance Committee (of which Richard T. Mockler (Chairman), Dennis C. McCuistion and R.H. Mick Thompson serve as members) identifies individuals qualified to become Board members consistent with criteria approved by the Board and recommends that the Board select the director nominees to be voted on at the next annual meeting of stockholders. The Committee also makes recommendations concerning the structure, size and membership of the various committees of the Board of Directors. The Nominating & Governance Committee develops and recommends to the Board the Corporate Governance Guidelines applicable to the Company, oversees the evaluation of the Board and management, and reviews the succession plan of the Chief Executive Officer and other key officer positions.
      The Nominating & Governance Committee seeks to identify prospective directors for nomination to the Board that combine diverse business experience, skill and intellect in order to better enable the Company to pursue its strategic objectives. The Committee has not reduced the qualifications for service on the Company’s Board to a checklist of specific standards or specific, minimum qualifications, skills or qualities. Rather, the

Company seeks, consistent with the vacancies existing on the Company’s Board that may exist at any particular time, to select individuals who exhibit core traits of judgment, skill, integrity, experience with businesses and other organizations of comparable size and the ability to work well with complex organizations. In assessing Board candidates, the Nominating & Governance Committee seeks individuals with specific expertise with respect to the industry in which the Company conducts its business, the ability to evaluate the impact of technology on the Company, an understanding of and appreciation for the Company’s corporate culture, and skill in communicating effectively with other Board members and senior management. In addition, the Company under the direction of the Nominating & Governance Committee conducted a self-evaluation and a review of individual Board members in order to help the Company continue to formulate a governance strategy that complements the Company’s business and its strategic vision.
      The Nominating & Governance Committee’s process for identifying and evaluating nominees for directors includes recommendations by stockholders, non-management directors and executive officers, a review and background check of specific candidates, an assessment of the candidate’s independence and interviews of director candidates by members of the Nominating & Governance Committee. The Nominating & Governance Committee may also, from time to time, engage firms that specialize in identifying director candidates.
      In carrying out its responsibilities to nominate directors, the Nominating & Governance Committee will consider candidates recommended by the Board of Directors and by stockholders of the Company. All suggestions by stockholders for nominees for director for 2006 must be made in writing and received by the Corporate Secretary of the Company, 9151 Grapevine Highway, North Richland Hills, Texas 76180 not later than December 17, 2005 (see “Deadline for Submission of Stockholder Proposals and Nominations for Director”). The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Director Nominee Recommendation”. The letter must identify the author as a stockholder and provide a brief summary of the candidate’s qualifications, as well as contact information for both the candidate and the stockholder. At a minimum, candidates for election to the Board must meet the independence requirements of the applicable listing standards of the New York Stock Exchange and Rule 10A-3 under the Securities Exchange Act of 1934, as amended. Candidates should also have relevant business and financial experience, and must be able to read and understand fundamental financial statements. The Committee has not historically received director candidate recommendations from the Company’s stockholders but will consider all relevant qualifications as well as the needs of the Company in terms of compliance with the listing standards of the New York Stock Exchange and Securities and Exchange Commission rules. In evaluating a nominee recommended by a stockholder, the Nominating & Governance Committee’s evaluation of a nominee would consider the factors described above.
      The Nominating & Governance Committee operates under a written charter adopted by the Board of Directors, which is available for review on the Corporate Governance page of the Company’s website (www.uici.net). A copy of the charter is available in print to any stockholder who requests it. Requests for a copy of the charter should be directed to the Corporate Secretary, c/o UICI, 9151 Grapevine Highway, North Richland Hills, TX 76180.
      Each of the members of the Committee meets the independence requirements as set forth in the applicable listing standards of the New York Stock Exchange described above and provisions of the Sarbanes-Oxley Act of 2002. The Nominating & Governance Committee met one time during 2004.

Executive Compensation Committee
      The Executive Compensation Committee (of which R.H. Mick Thompson (Chairman), Dennis C. McCuistion and Mural R. Josephson serve as members) administers the Company’s compensation programs and remuneration arrangements for its highest-paid executives. The Committee reviews and approves corporate goals and objectives relative to CEO compensation, evaluates the CEO’s performance in light of those goals and objectives and sets the CEO’s compensation level based on this evaluation. The Committee also makes recommendations to the Board with respect to incentive-compensation plans and equity-based plans, evaluates, from time to time, the compensation to be paid to directors for their service on the Board or any committee thereof, and prepares a report on executive compensation as required by the Securities and Exchange Commission to be included in the Proxy Statement.
      The Executive Compensation Committee operates under a written charter adopted by the Board of Directors, which is available for review on the Corporate Governance page of the Company’s website (www.uici.net). Requests for a copy of the charter should be directed to the Corporate Secretary, c/o UICI, 9151 Grapevine Highway, North Richland Hills, TX 76180.
      Each of the members of the Committee meets the current independence requirements as set forth in the applicable listing standards of the New York Stock Exchange described above and provisions of the Sarbanes-Oxley Act of 2002. The Executive Compensation Committee met three times during 2004.
      The Executive Compensation Committee’s Report on Executive Compensation appears elsewhere in this Proxy Statement.

Privacy Committee
      The Privacy Committee (of which Glenn W. Reed (Chairman) and William J. Gedwed serve as members) was created to oversee the implementation and administration of the privacy, security, transaction codes set and other requirements imposed under the federal Gramm-Leach-Bliley Act and Health Insurance Portability and Accountability Act. The Privacy Committee did not meet during 2004.
EXECUTIVE COMPENSATION COMMITTEE
REPORT ON EXECUTIVE COMPENSATION
      The Company’s compensation objectives include attracting and retaining the best possible executive talent, motivating executive officers to achieve the Company’s performance objectives, rewarding individual performance and contributions, and linking to the extent possible executive and stockholder interests through equity-based (stock option and restricted stock) plans. The Company’s executive compensation consists of four components: annual base salary, annual cash incentive bonus compensation, stock option grants and restricted stock grants. Each component of compensation is designed to complement the other components and, when considered together, to meet the Company’s overall compensation objectives.
      Historically, the Executive Compensation Committee of the Board of Directors (the “Committee”) has approved base compensation for senior executives (including Mr. Gedwed) based on reference to base salaries of comparable executive positions at a peer group of comparably sized insurance and insurance holding companies. Consistent with past practice, in December 2003 and January 2004 the Committee reviewed and approved base compensation to be paid to executives in 2004. In establishing base compensation for 2004 with respect to officers other than the President and CEO, the Committee considered the recommendations of Mr. Gedwed (the Company’s President and Chief Executive Officer) and approved, subject to any modifications it deemed appropriate, base compensation to be paid to such executive officers.
      During 2004, the Committee also engaged the services of an independent compensation consultant to assess the Company’s compensation program and to obtain additional information relative to administering executive compensation decisions for 2004 and 2005. Based in part on the input of the compensation consultant, base salaries for certain of the Company’s senior executives were adjusted upward effective in July 2004. The Committee also intends to engage an independent compensation consultant during 2005 to continue to assess and further refine its compensation programs.
      Mr. Gedwed was named President and Chief Executive Officer effective July 1, 2003, and his annual base salary was then set at $425,000. On January 29, 2004, the Committee awarded to Mr. Gedwed a cash incentive bonus in the amount of $250,000 with respect to Mr. Gedwed’s performance during the portion of 2003 during which he served as President and Chief Executive Officer. Mr. Gedwed was not awarded any components of long term compensation in the nature of stock options or restricted stock with respect to 2003 performance. On September 15, 2004, the Committee awarded Mr. Gedwed an additional cash bonus of $500,000, and the Committee determined at that time to thereafter assess Mr. Gedwed’s incentive compensation on an annual basis on the anniversary of his July 1 hiring. Mr. Gedwed’s bonus granted in September 2004 was based on the returns earned by the Company’s stockholders, the Company’s return performance compared to that of its peers, and Mr. Gedwed’s overall performance during the preceding eight months.
      The Committee has assessed and intends to continue to assess Mr. Gedwed’s annual salary on an annual basis corresponding to the Company’s December 31 fiscal year. At a meeting of the Committee held on March 16, 2005, the Committee set and approved Mr. Gedwed’s annual salary for 2005 at $600,000.
      The Company has established and implemented an incentive compensation plan for senior executives, pursuant to which the Company has set a maximum bonus potential for each executive as a percentage of base compensation and established quantitative and qualitative bonus criteria. For 2004, the quantitative performance goals included, among other things, UICI consolidated financial results, business unit profitability and attainment of specific revenue (annualized premium volume) goals. The final determination of incentive compensation awards with respect to 2004 performance was made at a meeting of the Committee held on March 16, 2005, at which the Committee reviewed and approved 2004 incentive bonus compensation for Messrs. Reed, McQuagge and Myhra and four other officers and key employees of the Company. In each case, incentive bonus compensation was awarded at a level below maximum bonus potential.
      The Company’s executive officers are also entitled to participate in the Company’s 1987 Amended and Restated Stock Option Plan. Under the 1987 Plan, nonqualified options to purchase Common Stock of the Company may be granted at exercise prices not less than the fair market value of the Common Stock at the date of grant. Options granted under the 1987 Plan become exercisable generally in annual cumulative installments of 20% of the number of options granted over a five-year period, or sooner at the discretion of the Committee. No options were awarded during 2004 except for an aggregate of 2,716 options awarded to UICI’s outside independent directors. On March 16, 2005, the Committee approved the award of 275,000 additional options under the 1987 Plan, of which 100,000 options were granted to Mr. Gedwed and 130,000 options were granted to the four next most highly compensated officers. All options granted in March 2005 are exercisable at $30.75 per share, which represented 110% of the fair market value of UICI shares on the date of grant.
      To provide an additional equity-based vehicle to incentivize officers and other key employees, in February 2000 and January 2001, the Board of Directors of the Company approved and adopted the UICI 2000 Restricted Stock Plan and 2001 Restricted Stock Plan, respectively, pursuant to which the Company may from time to time and subject to the terms thereof make awards of restricted shares of the Company’s Common Stock to eligible participants in the Plan. Shares of Common Stock granted to eligible participants generally vest on the second anniversary of the date of grant and are otherwise forfeitable if the participant ceases to provide material services to the Company as an employee, independent contractor, consultant, advisor, director or otherwise for any reason other than death prior to vesting. Shares of restricted stock also vest upon a Change of Control (as defined) or upon the death of the participant. With respect to 2003 performance, in January 2004 the Committee determined not to award restricted stock to any eligible participant, but rather to pay incentive bonus compensation solely in cash. The Committee also determined not to award restricted stock to any eligible participant with respect to 2004 performance.
      At December 31, 2004, an aggregate of 168,696 shares of UICI common stock were available to be granted under the terms of the 2000 and 2001 Restricted Stock Plans to eligible employees. To afford the Company additional flexibility with respect to compensation decisions in the future, the Executive Compensation Committee and the full Board of Directors has recommended adoption by the Company’s stockholders of the 2005 Restricted Stock Plan, pursuant to which an additional 100,000 shares of restricted UICI shares may be granted from time to time to eligible employees. See Item 2. APPROVAL OF UICI 2005 RESTRICTED STOCK PLAN.
      Section 162(m) of the U.S. Internal Revenue Code limits the deductibility of compensation in excess of $1.0 million paid to the Company’s Chairman, chief executive officer and president or to any of the Company’s four highest-paid other executive officers unless certain specific and detailed criteria are satisfied. The Committee considers the anticipated tax treatment to the Company and its executive officers in its review and establishment of compensation programs and payments, but has determined that it will not necessarily seek to limit compensation to that amount otherwise deductible under Section 162(m).

EXECUTIVE COMPENSATION COMMITTEE

R.H. Mick Thompson, Chairman
Mural R. Josephson
Dennis C. McCuistion
Director Fees
      UICI does not compensate directors who are also officers of the Company for their service as directors. The following chart reflects the compensation for the non-employee directors of the Company as approved by the Executive Compensation Committee and the Board of Directors of the Company:

		As Approved March 9, 2005
Feature	As Effective October 1, 2004	to be Effective April 27, 2005

Annual Retainer	$10,000	$25,000
Per Quarterly Meeting Attendance Fee	$6,000	$7,500
Per Special Meeting of Board Requiring In-Person Attendance (as determined by Chairman or President and CEO)	$6,000	$6,000
Audit Committee Chairman:
Annual Retainer	$10,000	$15,000
Per Meeting Attendance Fee	$500	$500
Lead Independent Director:
Quarterly Retainer	$15,000	$16,250
Chairman of Nominating & Governance Committee and Chairman of Executive Compensation Committee:
Annual Retainer	$4,000	$7,500
Per Meeting Attendance Fee	$500	$500
Annual Retainer for Other Non-Employee Members of Audit Committee, Nominating & Governance Committee, Compensation Committee and the Privacy Committee	$3,000	$6,000
Per Meeting Attendance Fee	$500	$500

Stock-in-Lieu-of-Cash Feature	Directors may elect to receive an equivalent value of UICI stock in lieu of cash for fees otherwise payable in cash. Each director electing to receive stock in lieu of cash will receive an option to purchase one share of UICI stock for each share of UICI purchased pursuant to the stock-in-lieu-of-cash feature.	Directors may elect to receive an equivalent value of UICI stock in lieu of cash for fees otherwise payable in cash.
During 2004, Messrs. Mockler and Thompson elected to receive their director compensation in cash and Messrs. Josephson and McCuistion received their director compensation in both cash and stock.

SUMMARY COMPENSATION TABLE
      The following table summarizes all compensation for services to us and our subsidiaries for the fiscal years ended December 31, 2004, 2003 and 2002, earned by or awarded or paid to the persons who were the Chairman of the Board, the chief executive officer, and the four other most highly compensated executive officers of the Company serving as such at December 31, 2004 (the “Named Executive Officers”).

							Long-Term
		Annual Compensation					Compensation Awards

						Other Annual	Restricted	Securities		All Other
						Compensation	Stock Awards	Underlying		Compensation
Name and Principal Position	Year	Salary ($)		Bonus ($)(a)		($)(b)	($)(c)	Options (#)(d)		($)(e)

Ronald L. Jensen	2004	1		—		—	—	—		—
Chairman of the Board	2003	1		—		—	—	—		—
	2002	1		—		—	—	—		—
William J. Gedwed	2004	425,000		500,000		—	—	100,000		12,531
CEO and Director(f)	2003	202,692		250,000		—	—	—		8,816
	2002	—		—		—	—	—	(g)	—	(h)
Glenn W. Reed	2004	400,000		250,000		—	—	20,000		13,447
Executive Vice President	2003	400,000		300,000		9,672	—	—		13,122
& General Counsel	2002	390,000		200,000		41,424	232,875	17,000		12,509
Phillip J. Myhra	2004	361,923	(i)	425,000		—	—	40,000		13,447
Executive Vice President —	2003	325,000		520,000		8,117	—	—		13,122
Insurance Group	2002	275,000		300,000		20,492	126,500	45,000		13,009
Troy A. McQuagge	2004	346,635	(j)	600,000		—	—	60,000		11,347
President — Agency	2003	275,000		704,000		—	—	—		13,122
Marketing Group	2002	265,000		1,952,234		—	115,000	50,000		12,509
William J. Truxal	2004	75,000		1,743,473	(k)	—	—	—		13,018
President, Student	2003	75,000		1,500,862	(k)	—	—	—		13,122
Insurance Division	2002	75,000		1,182,784	(k)	—	—	—		12,509

(a)	Reflects cash bonuses accrued for the year presented.

(b)	Represents housing expenses in each of the years presented. There was no other annual compensation in the nature of perquisites paid to any Named Executive Officers in any of the years shown.

(c)	With respect to 2002, reflects market value of restricted stock granted on February 12, 2003. The number of shares awarded for 2002 was as follows: Mr. Reed, 20,250 shares; Mr. Myhra, 11,000 shares; Mr. McQuagge, 10,000 shares. Dividends are paid to holders with respect to restricted stock at the same rate paid to all stockholders. Shares of restricted stock granted to all Named Executives Officers vest on the second anniversary of the date of grant. At December 31, 2004, the number of unvested shares and market value of all restricted stock then held by Messrs. Gedwed, Reed, Myhra, McQuagge, and Truxal was -0- shares and $-0-; 20,250 shares and $686,475; 11,000 shares and $372,900; 10,000 shares and $339,000; and -0- shares and $-0-, respectively.

(d)	With respect to 2004, includes options granted on March 16, 2005. With respect to 2002, includes options granted on February 12, 2003.

(e)	Includes all other compensation paid to each Named Executive Officer, consisting of Company contributions to the Named Executive Officer’s 401(k) account, cash payments made under a Company-wide phantom stock plan and term life insurance premiums paid with respect to the Named Executive Officer. All 401(k) contributions made on behalf of the Named Executive Officers were calculated using the same formula as is used for all other eligible employees. Cash bonus payments under the Company-wide phantom stock plan were made in the same amount as paid to all other eligible employees. Term life insurance premiums represent the Company’s contribution to a life insurance program that is available to all eligible employees with benefits proportional to annual compensation and bonuses. All such other compensation paid to each Named Executive Officer with respect to each of the three prior years is specifically set forth in the table below:

				Term Life
		401(k)	Phantom Stock	Insurance	Total Other
Named Executive Officer	Year	Contributions ($)	Plan Bonus ($)	Premiums ($)	Compensation ($)

William J. Gedwed	2004	11,721	—	810	12,531
	2003	8,636	—	180	8,816
	2002	—	—	—	—
Glenn W. Reed	2004	12,150	487	810	13,447
	2003	12,000	402	720	13,122
	2002	11,500	289	720	12,509
Phillip J. Myhra	2004	12,150	487	810	13,447
	2003	12,000	402	720	13,122
	2002	12,000	289	720	13,009
Troy A. McQuagge	2004	10,050	487	810	11,347
	2003	12,000	402	720	13,122
	2002	11,500	289	720	12,509
William J. Truxal	2004	11,721	487	810	13,018
	2003	12,000	402	720	13,122
	2002	11,500	289	720	12,509

(f)	Mr. Gedwed has served as a director of the Company since June 2000 and as President and Chief Executive Officer since July 1, 2003.

(g)	Does not include shares subject to stock options that Mr. Gedwed received in his capacity as a non-employee director as follows: 164 shares on February 8, 2002 and 114 shares on May 3, 2002.

(h)	Does not include income Mr. Gedwed received in 2002 in his capacity as a consultant of the Company in the amount of $120,000.

(i)	Represents base compensation actually paid during 2004. Effective July 1, 2004, the Executive Compensation Committee authorized an increase in Mr. Myhra’s annual base compensation from $325,000 to $375,000.

(j)	Represents base compensation actually paid during 2004. Effective July 1, 2004, the Executive Compensation Committee authorized an increase in Mr. McQuagge’s annual base compensation from $275,000 to $400,000.

(k)	In each of 2004, 2003 and 2002, Mr. Truxal’s bonus was determined by reference to annual premium written with respect to selected clients of the Student Insurance Division.

2004 STOCK OPTIONS
      The following table summarizes options granted to the named executive officers for 2004, along with the present value of such options on the date they were granted, calculated as described in the footnote to the table.

	Number of
	Securities	Percent of Total
	Underlying	Options Granted	Exercise or		Grant Date
	Options	to Employees in	Base Price	Expiration	Present
Name	Granted(1)	Fiscal Year	($/Sh)	Date	Value (2)($)

Ronald L. Jensen	—	—	—	—	—
William J. Gedwed	100,000	35.09	30.75	6/14/2010	838,000
Glenn W. Reed	20,000	7.02	30.75	6/14/2010	167,600
Phillip J. Myhra	40,000	14.04	30.75	6/14/2010	335,200
Troy A. McQuagge	60,000	21.05	30.75	6/14/2010	502,800
William J. Truxal	—	—	—	—	—

(1)	Reflects options that were granted on March 16, 2005.

(2)	Grant date present value is determined using the Black-Scholes Model. The Black-Scholes Model is a mathematical formula widely used to value exchange-traded options. The Black-Scholes Model relies on several key assumptions to estimate the present value of options, including the volatility of, and dividend yield on, the security underlying the option, the risk-free rate of return on the date of grant and the estimated time period until exercise of the option. However, stock options granted by the Company are long-term, non-transferable and subject to vesting in equal annual increments over a five-year period, while exchange-traded options are short-term and can be exercised or sold immediately in the liquid market. Based on the Black-Scholes option valuation model with the actual option price, the key weighted average input variables used in valuing the options granted on March 16, 2005 were as follows: risk-free interest rate 3.83%; dividend yield 1.80%; stock price volatility 0.508; option term 3 years; option exercise price $30.75; and stock price on date of grant $27.95. The volatility variable reflects actual daily stock price trading data for the period equal to the expected life of the options immediately preceding the grant date. The actual value, if any, that a grantee may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so there is no assurance the value realized will be at or near the value estimated by the Black-Scholes Model.
AGGREGATE STOCK OPTION EXERCISES
IN 2004 AND YEAR-END VALUES
      The following table summarizes for each of the named executive officers the total number of unexercised stock options held at December 31, 2004, and the aggregate dollar value of in-the-money, unexercised stock options held at December 31, 2004.

			Number of		Value of Unexercised
			Unexercised Stock Options		In-the-Money Stock Options
	Shares		at Year End (#)		at Year End ($)(a)
	Acquired on	Value
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Ronald L. Jensen	—	—	—	—	—	—
William J. Gedwed	—	—	40,520	10,460	1,101,921	282,166
Glenn W. Reed	26,000	497,151	15,400	28,100	346,160	661,928
Phillip J. Myhra	17,400	324,898	21,000	49,600	471,600	1,140,516
Troy A. McQuagge	17,200	240,460	2,000	44,800	45,000	1,007,820
William J. Truxal	—	—	—	—	—	—

(a)	The closing stock price per share at December 31, 2004 was $33.90.

      During 2004 the Company did not adjust or amend the exercise price of stock options previously awarded to any of the Named Executive Officers, whether through amendment, cancellation or replacement grants or any other means.
COMPARISON OF TOTAL STOCKHOLDER RETURN
      The following graph compares the cumulative total stockholder return on UICI Common Stock for the last five years with the cumulative return for the same period of the S&P 600 Small Cap Market Index and the S&P Insurance Index. The graph assumes the investment of $100 at the beginning of the period in the Company’s Common Stock.

	1999	2000	2001	2002	2003	2004

UICI	100	56	128	147	126	321
S&P 600 Small Cap Market Index	100	111	117	99	137	166
S&P Insurance Index	100	149	116	109	145	187

Employee Stock Ownership and Savings Plan
      The Company maintains for the benefit of its and its subsidiaries’ employees the UICI Employee Stock Ownership and Savings Plan (the “Employee Plan”). The Employee Plan through its 401(k) feature enables eligible employees to make pre-tax contributions to the Employee Plan (subject to overall salary limitations) and to direct the investment of such contributions among several investment options, including UICI common stock. A second feature of the Employee Plan constitutes an employee stock ownership plan (the “ESOP”), contributions to which are invested primarily in shares of UICI common stock. The ESOP feature allows participants to receive from UICI and its subsidiaries discretionary matching contributions and to share in certain supplemental contributions made by UICI and its subsidiaries. Shares contributed to the ESOP or purchased with the Company’s contributions are allocated to the participant’s account on a monthly basis, and forfeitures are allocated to employees who are participants on the last day of the plan year based upon the ratio of each participant’s annual credited compensation (up to $75,000) to the total annual credited compensation of all participants entitled to share in such contributions for such Plan Year. Contributions by UICI and its subsidiaries to the Employee Plan under the ESOP feature currently vest in prescribed increments over a six-year period.
Securities Authorized for Issuance under Equity Compensation Plans
      The following table sets forth certain information with respect to common stock that may be issued under UICI’s equity compensation plans as of December 31, 2004:

				Number of Securities
				Remaining Available for
	Number of Securities			Future Issuance Under
	to Be Issued upon		Weighted-Average	Equity Compensation
	Exercise of		Exercise Price of	Plans (Excluding
	Outstanding Options,		Outstanding Options,	Securities Reflected in
	Warrants and Rights		Warrants and Rights	Column (a))
Plan Category	(a)		(b)	(c)

Equity compensation plans approved by security holders	2,713,454	(1)	$2.03	5,106,977	(2)
Equity compensation plans not approved by security holders	-0-		$0.00	-0-

Total	2,713,454			5,106,977

(1)	Includes 492,488 stock options exercisable at a weighted average exercise price of $11.21 under the UICI 1987 Stock Option Plan. Also includes 77,944 shares issuable upon vesting of matching credits granted to participants under the Agency Matching Total Ownership Plan I (AMTOP I); 1,330,246 shares issuable upon vesting of matching credits granted to participants under the Agency Matching Total Ownership Plan II (AMTOP II) and 812,776 shares issuable upon vesting of matching credits granted to participants under the Matching Agency Contribution Plan I (MAC I), in each case at a deemed exercise price of $-0-.

(2)	Includes securities available for future issuance as follows: UICI 1987 Stock Option Plan, 2,450,114 shares; 2000 Restricted Stock Plan, 44,941 shares; 2001 Restricted Stock Plan, 123,755 shares; Agency Matching Total Ownership Plan II (AMTOP II), 1,343,507 shares; Matching Agency Contribution Plan I (MAC I), 794,660 shares; Matching Agency Contribution Plan II (MAC II), 350,000 shares. Does not include shares to be issuable under the 2005 Restricted Stock Plan, which is being submitted for approval by the stockholders at the 2005 Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth certain information as of March 28, 2005 (except as noted) with respect to the Common Stock ownership of (a) each person known by management to own beneficially five percent or more of the Company’s Common Stock, (b) each director of the Company, each nominee for director of the Company and each Named Executive Officer and (c) all directors and executive officers as a group:

	Common Shares
	Beneficially		Percent of
Name & Address of Beneficial Owner	Owned(1)		Common Stock

Ronald L. Jensen	7,946,528	(2)	17.09%
6500 N. Beltline Road, Suite 170 Irving, TX 75063
Comerica Bank, as Trustee	2,898,224	(3)	6.23%
One Detroit Center Detroit, MI 48275
Barclays Global Investors, NA	3,406,455		7.33%
45 Fremont Street San Francisco, CA 94105
Dimensional Fund Advisors	2,300,700		4.95%
1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401
Onward and Upward, Inc.	2,734,483		5.88%
6500 N. Beltline Road Irving, TX 75063
William J. Gedwed	25,218		*
Glenn W. Reed	68,828		*
Phillip J. Myhra	40,226		*
Troy A. McQuagge	58,059		*
William J. Truxal	55,158		*
Richard T. Mockler	10,963		*
Mural R. Josephson	4,627		*
R.H. Mick Thompson	-0-		*
Dennis C. McCuistion	539		*
All executive officers and directors (13) individuals as a group	8,276,368		17.77%

*	The amount shown is less than 1% of the outstanding shares of Common Stock.

(1)	Shares beneficially owned by any holder include (a) shares (if any) held by the Trustee for the benefit of the holder under the Company’s Employee Stock Ownership and Savings Plan and (b) shares (if any) issuable upon the exercise of stock options held by such holder that are exercisable within 60 days of March 28, 2005. The shares of Common Stock held by the Trustee under the Company’s Employee Stock Ownership and Savings Plan that are purchased with contributions made by the Company are subject to the vesting requirements of the Plan.

(2)	Includes 4,100,000 shares held by Mr. Jensen’s spouse. Does not include shares held directly or indirectly by Mr. Jensen’s five adult children, as to which Mr. Jensen disclaims beneficial ownership. Mr. Jensen’s adult children directly hold in the aggregate approximately 5.05% of the outstanding Common Stock. Mr. Jensen’s adult children are also the stockholders of Onward and Upward, Inc., which holds approximately 5.88% of the outstanding Common Stock. Does not include 755,091 shares (1.62%) owned by various foundations and trusts controlled by Mr. Jensen’s adult children, as to which Mr. Jensen disclaims beneficial ownership.

(3)	Represents shares held by Comerica Bank, as Trustee under the Company’s Employee Stock Ownership and Savings Plan. See “Employee Stock Ownership and Savings Plan.”
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Under the securities laws of the United States, the Company’s directors, executive and certain other officers, and any persons holding more than ten percent of the Company’s common stock, are required to report their ownership of the Company’s common stock and any changes in that ownership to the Securities and Exchange Commission (the “Commission”) and, in the Company’s case, the New York Stock Exchange. Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure to file by these dates during 2004. Based solely upon a review of Reports on Forms 3, 4 and 5 and any amendments thereto furnished to the Company pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, and written representations from the executive officers and directors that no other reports were required, and except as otherwise stated in the next sentence, the Company believes that all of such reports were filed on a timely basis by executive officers and directors during 2004. During 2004, one stock option exercise transaction made by Phillip J. Myhra was reported late.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION;
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Introduction
      Historically, the Company and its subsidiaries have engaged from time to time in transactions and joint investments with executive officers and entities controlled by executive officers, particularly Mr. Jensen (the Company’s Chairman) and entities in which Mr. Jensen and his adult children have an interest (“Jensen Affiliates”).
      Under our by-laws, any contract or other transaction between the Company and any director (or company in which a director is interested) is valid for all purposes if the interest of such director is disclosed or known and such transaction is authorized by a majority of directors not interested in the transaction. The Board of Directors has adopted a policy requiring the prospective review and approval by a majority of the “Disinterested Outside Directors” of any contract or transaction with a related party involving payments of $250,000 or more in any twelve-month period or $1.0 million over the life of the contract. For purposes of the policy, a “related-party” is a person or entity that is an “affiliate” of the Company or any entity in which any officer or director of the Company has a 5% or greater equity interest, and a “Disinterested Outside Director” is any director of UICI who is an employee of neither the Company nor any affiliate of the Company and otherwise holds no interest in any person or entity with which the Company proposes to enter into a transaction in question.
      We believe that the terms of all such transactions with all related parties, including all Jensen Affiliates, are and have been on terms no less favorable to the Company than could have been obtained in arms’ length transactions with unrelated third parties. Mr. Jensen has never voted with respect to any matter in which he or his children have or have had an interest.

Compensation Committee Interlocks and Insider Participation
      No member of our Board’s Executive Compensation Committee (of which R.H. Mick Thompson (Chairman), Mural R. Josephson and Dennis C. McCuistion currently serve as members) has served as one of our officers or employees at any time. None of our executive officers serve as a member of the compensation committee of any other company that has an executive officer serving as a member of our Board of Directors. None of our executive officers serves as a member of the board of directors of any other company that has an executive officer serving as a member of our Board’s Compensation Committee.

Transactions with Mr. Jensen and Jensen Affiliates

Special Investment Risks, Ltd.
      From the Company’s inception through 1996, Special Investment Risks, Ltd. (“SIR”) (formerly United Group Association, Inc. (“UGA”)) sold health insurance policies that were issued by AEGON USA and coinsured by the Company or policies issued directly by the Company. SIR is owned by Mr. Jensen. Effective January 1, 1997, the Company acquired the agency force of SIR.
      In accordance with the terms of the asset sale to the Company, SIR retained the right to receive all commissions on policies written prior to January 1, 1997, including the policies previously issued by AEGON and coinsured by the Company and the policies previously issued directly by the Company. The commissions paid to SIR on the coinsured policies issued by AEGON are based on commission rates negotiated and agreed to by AEGON and SIR at the time the policies were issued prior to 1997, and the commission rates paid on policies issued directly by the Company are commensurate with the AEGON renewal commission rates. The Company expenses its proportionate share of commissions payable to SIR on co-insured policies issued by AEGON. During 2004, SIR received insurance commissions of $176,000 on the policies previously issued by AEGON prior to January 1, 1997 and coinsured by the Company. During 2004, SIR received commissions of $3.1 million on policies issued prior to January 1, 1997 and issued directly by the Company.
      In accordance with the terms of an amendment, dated July 22, 1998, to the terms of the sale of the UGA assets to the Company, SIR was granted the right to retain 10% of net renewal commissions (computed at the UGA — Association Field Services agency level) on any new business written by the UGA agency force after January 1, 1997. In an effort to simplify the calculation of the payments to be made to Mr. Jensen and to clarify with specificity the business subject to this override arrangement, effective October 1, 2003 the Company and SIR entered into an amendment to the asset sale agreement, the principal effect of which was to change the basis of the override calculation from a multiple of renewal commissions received by UGA — Association Field Services to a multiple of commissionable renewal premium received. Based on management’s projections of future business, the Company estimates that the absolute amount of future override commission to be paid to SIR pursuant to the amendment will not vary in any material respect from that expected to be paid in accordance with the prior arrangement. During the year ended December 31, 2004, the Company paid to SIR the amount of $3.9 million pursuant to this arrangement.
      In 2004, Mr. Jensen (through SIR) paid to the Company $66,000 to fund obligations of SIR owing to the Company’s agent stock accumulation plans. Mr. Jensen incurred this obligation prior to the Company’s purchase of the UGA agency in 1997.

Richland State Bank
      Richland State Bank (“RSB”) is a state-chartered bank in which Mr. Jensen holds a 100% equity interest. RSB provides student loan origination services for the former College Fund Life Insurance Division of MEGA and Mid-West. Pursuant to a Loan Origination and Purchase Agreement, dated June 12, 1999 and as amended, RSB originates student loans and resells such loans to UICI Funding Corp. 2 (“Funding”) (a wholly owned subsidiary of UICI) at par (plus accrued interest). During 2004, RSB originated student loans for the College Fund Life Division in the amount of $11.6 million aggregate principal amount plus accrued interest. During 2004, RSB also collected on behalf of and paid over to Funding the amount of $1.1 million in guarantee fees paid by student borrowers in connection with the origination of student loans. During 2004, RSB collected on behalf of and collectively paid to the College Fund Life Division the amount of $289,000, representing origination fees paid by student borrowers in connection with the origination of student loans. During 2004, Funding received from RSB interest income in the amount of $2,000 on money market accounts maintained at RSB by the Company.

Specialized Association Services, Inc.
      Effective December 31, 2002, Specialized Association Services, Inc. (“SAS”) (which is controlled by Mr. Jensen’s adult children) and Benefit Administration for the Self-Employed, LLC (“BASE 105”) (an

80% owned subsidiary of the Company that provides subscribers with a benefit consisting of educational materials describing the tax deductibility of health premiums and costs) entered into an agreement effective January 1, 2003 (the “January 2003 Agreement”), pursuant to which SAS procures the BASE 105 benefit to be provided to association members. The January 2003 Agreement automatically renews each year unless notice of termination is given to either party on or before October 1 of such year. The January 2003 Agreement has been renewed for 2005. Pursuant to the January 2003 Agreement, in 2004 SAS paid to BASE 105 the amount of $3.1 million.
      During 2004, SAS paid Impact Creative Group (a division of UICI Marketing) $95,000 for various printing and video services.
      Commencing in 2002, SAS began purchasing directly from MEGA certain ancillary benefit products (including accidental death, hospital confinement and emergency room benefits) for the benefit of the membership associations that make available to their members the Company’s health insurance products. The aggregate amount paid by SAS to MEGA for these benefit products was $12.5 million in 2004.
      SAS reimburses MEGA for certain billing and collection services that MEGA provides to membership associations members per an agreement entered into in January 1, 1998. The aggregate amount paid by SAS to MEGA for this reimbursement of services was $274,000 in 2004.
      During 2004, the Company paid to SAS $8,000 for various services and reimbursement of expenses. The Company received from SAS $4,000 during 2004 for reimbursement of expenses. In 2004, the Company paid $248,000 to Small Business Ink (a division of SAS) for various printing services.

Transactions with National Motor Club
      Members of the family of Mr. Jensen (including Mr. Jensen) and William J. Gedwed (a director and the President and Chief Executive of the Company) currently hold a 94.7% and 5.3% equity interest, respectively, in NMC Holdings, Inc. (“NMC”), the parent company of National Motor Club of America (“NMCA”).
      Effective January 1, 2003, MEGA and NMCA entered into a renewal of an administrative services agreement for a term ending on December 31, 2004, pursuant to which MEGA issues life, accident and health insurance polices to NMCA for the benefit of NMCA members in selected states. NMCA, in turn, provides to Chesapeake certain administrative and record keeping services in connection with the NMCA members for whose benefit the policies have been issued. In accordance with the terms of the agreement, in 2004 NMCA paid to MEGA the amount of $2.1 million. Effective January 1, 2005, MEGA and NMCA entered into a new three-year administrative agreement for a term ending on December 31, 2007 on terms similar to those contained in the agreement that terminated on December 31, 2004.
      During 2004, NMCA and its subsidiaries paid the Company $325,000 for printing and various other services.

Other
      In 2004, the Company received $17,000 for printing services provided to a charitable foundation, of which an adult child of Mr. Jensen served as grantor and currently serves as sole trustee.

Other Transactions with Certain Members of Management

Loans to Management
      At December 31, 2003, Mr. Gedwed had a loan payable to the Company in the outstanding principal amount of $139,000. The loan bore interest at 5.37% per annum, was scheduled to mature on May 26, 2005, was full recourse to the borrower and was payable in full upon the occurrence of certain events, including the termination of employment. On November 8, 2004, Mr. Gedwed repaid in full the note payable to the Company in the amount of $139,000.

      On March 10, 2000, the Company extended a loan to Mr. Myhra in the amount of $25,000, pursuant to the terms of a full recourse promissory note bearing interest at the rate of 6.69% per annum. At December 31, 2004, the amount of $25,422 including interest was outstanding under the loan. On January 13, 2005, Mr. Myhra repaid in full the note payable to the Company in the amount of $25,422 including all accrued interest thereon.

Other Transactions
      On April 1, 2002, a subsidiary of the Company entered into a Loan Servicing Agreement (as amended, the “Servicing Agreement”) with Affiliated Computer Services (formerly known as AFSA Data Corporation) (“ACS”), pursuant to which ACS provides computerized origination, billing, record keeping, accounting, reporting and loan management services with respect to a portion of the Company’s CFLD-I student loan portfolio. Mr. Dennis McCuistion, who became a director of UICI effective May 19, 2004, is also a director of ACS. With respect to the period from May 19, 2004 through December 31, 2004, the Company paid ACS $397,000 pursuant to the terms of the Servicing Agreement.
      The Company formerly received investment management services from investment advisory firms affiliated with former directors of the Company. During 2004, the Company paid advisory fees in the amount of $147,000 to Emerald Capital Group, Ltd., for which Mr. Patrick J. McLaughlin (who resigned as a director of the Company effective January 27, 2004) serves as a managing director and owner. The Company terminated its agreement with Emerald Capital Group, Ltd. with respect to the provision of investment advisory services effective September 1, 2004. During 2004, the Company also paid investment advisory fees in the amount of $550,000 to ABN AMRO Asset Management Holdings, Inc. Mr. Stuart D. Bilton (a director of the Company until May 19, 2004) serves as Vice Chairman of ABN AMRO Asset Management Holdings, Inc.
      The Company also formerly retained Emerald Capital Group, Ltd. to perform investment banking and insurance advisory services. In accordance with the terms of a Consulting Agreement dated September 14, 1999, as amended, the Company formerly retained the services of Emerald Capital Group, Ltd. for an annual fee of $400,000 plus expenses, payable in monthly installments. During 2004, the Company paid an aggregate of $408,000 in fees and expenses to Emerald Capital Group, Ltd. for such services. The Company terminated its agreement with Emerald Capital Group, Ltd. with respect to the provision of investment banking and insurance advisory services effective December 31, 2004.
      In September 2003, the Company entered into an agreement with a former executive officer, pursuant to which the former officer resigned as an executive officer of the Company and as an officer of various UICI affiliates effective September 26, 2003. In accordance with the agreement, the Company agreed, among other things, to pay to the executive severance in the amount of $419,000, of which $109,000 was paid in a lump sum and $310,000 was payable in twelve equal monthly installments over the period ended on September 1, 2004.
      In June 2000 Mr. Mockler (a director of the Company), purchased 2,000 shares of UICI common stock in exchange for cash in the amount of $6,000 and a promissory note in the amount of $8,000. At December 31, 2004, the amount outstanding on Mr. Mockler’s note was $7,750. On February 1, 2005, Mr. Mockler repaid in full the note payable to the Company in the amount of $7,795, including all accrued interest thereon.

REPORT OF THE AUDIT COMMITTEE
      The Audit Committee is composed of four directors and operates under a written charter. On February 8, 2005, the Committee reviewed its charter and, after assessing the adequacy thereof, approved the current Charter.
      The Audit Committee held 11 meetings in 2004. The meetings facilitated communication with senior management and employees, the Company’s internal auditor and KPMG LLP, the Company’s independent auditor. The Committee held discussions with the internal and independent auditors, both with and without management present, on the results of their examinations and the overall quality of the Company’s financial reporting and internal controls.
      The Audit Committee has the sole authority to appoint or replace the independent auditor, and the Committee is responsible for the oversight of the scope of the auditor’s role and the determination of its compensation. The Committee regularly evaluates the performance and independence of the Company’s independent auditor and, in addition, has reviewed and pre-approved all services provided by KPMG LLP during 2004.
      The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management, however, has the primary responsibility to establish and maintain a system of internal controls over financial reporting, to plan and conduct audits and to prepare consolidated financial statements in accordance with generally accepted accounting principles. KPMG LLP, the Company’s independent auditor, is responsible for performing an independent audit of the Company’s consolidated financial statements in conformity with the auditing standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon. The Audit Committee is responsible for monitoring and reviewing these procedures. It is not the Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. The members of the Audit Committee are not employees of the Company and are not necessarily accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, the Audit Committee has relied, without independent verification, on management’s representation that the consolidated financial statements of the Company have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles and on the representations of the independent auditors included in their report on the Company’s consolidated financial statements.
      In fulfilling its oversight responsibilities, the Committee has met and held discussions with management and representatives of KPMG LLP regarding the fair and complete presentation of the Company’s financial results, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Committee has discussed significant accounting policies applied by the Company in its financial statements, as well as alternative treatments. The Committee has reviewed and discussed with the Company’s management and representatives of KPMG LLP the annual audited and quarterly unaudited consolidated financial statements of the Company for the 2004 fiscal year (including the disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 and each of the Company’s Quarterly Reports on Form  10-Q filed during 2004).
      The Committee has also reviewed with representatives of KPMG LLP, such matters as are required to be discussed with the Committee under Statement on Auditing Standards No. 61, Communications with Audit Committees and under the applicable rules of the New York Stock Exchange. In addition, the Committee has discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and considered the compatibility of non-audit services with the auditors’ independence. The Audit Committee has also received a written report from KPMG LLP regarding its independence and other matters. The Audit Committee has determined that the provision of non-audit services should not compromise KPMG LLP’s independence.

      The Audit Committee has also monitored the Company’s progress in complying with Section 404 of the Sarbanes-Oxley Act of 2002 regarding the reporting related to and audit of internal control over financial reporting. This monitoring process has included regular reports and presentations by financial management of the Company, the internal auditors, and by KPMG LLP. The Audit Committee has also reviewed the certifications of Company executive officers contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 filed with the SEC, as well as reports issued by KPMG LLP, included in the Company’s Annual Report on Form 10-K related to its audit of (i) the consolidated financial statements, (ii) management’s assessment of the effectiveness of internal control over financial reporting, and (iii) the effectiveness of internal control over financial reporting.
      In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission. The Committee has selected and appointed the Company’s independent auditors, subject to stockholder ratification.

Mural R. Josephson, Chairman
Richard T. Mockler
Dennis C. McCuistion
R.H. Mick Thompson
INDEPENDENT AUDITORS
      In addition to retaining KPMG LLP to audit UICI’s consolidated financial statements for 2004, UICI and its affiliates retained KPMG LLP and other accounting and consulting firms to provide advisory, auditing and consulting services in 2004. The Company understands the need for KPMG LLP to maintain objectivity and independence in its audit of the Company’s consolidated financial statements. To minimize relationships that could appear to impair the objectivity of KPMG LLP, the UICI Audit Committee has restricted the non-audit services that KPMG LLP may provide to UICI primarily to tax services and merger and acquisition due diligence and audit services, and the Audit Committee has determined that UICI will obtain non-audit services from KPMG LLP only when the services offered by KPMG LLP are more effective or economical than comparable services available from other service providers.
      The Audit Committee Charter provides that the Committee shall approve all non-audit engagement fees and terms with the independent accountants and all other compensation to be paid to the independent accountants. The Committee has the authority to delegate pre-approvals of non-audit services to a single member of the Audit Committee, and the Chairman of the Committee has been authorized to pre-approve non-audit services up to $50,000, not to exceed an aggregate of $100,000 in any one year. Fees for non-audit services exceeding these amounts must be approved by the full Committee.
      In determining the appropriateness of a particular non-audit service to be performed by the audit firm, the Audit Committee shall consider whether the service facilitates the performance of the audit, improves the Company’s financial reporting process or is otherwise in the public interest.
      The aggregate fees billed for professional services by KPMG LLP in 2004 and 2003 were as follows:

Type of Fees	2004	2003

Audit Fees(a)	$3,852,000	$1,505,000
Audit-Related Fees(b)	414,000	481,000
Tax Fees	100,000	358,000
All Other Fees	14,000	74,000

Total	$4,380,000	$2,418,000

(a)	Includes in 2004 fees in the amount of $2,721,000 relating to the audit of internal controls required by the Sarbanes-Oxley Act.

(b)	Includes in 2004 and 2003 fees in the amount of $409,000 and $469,000, respectively, for professional services associated with assistance in the process of documenting UICI’s internal controls over processes contributing to financial reporting.
      For purposes of the table above, “audit fees” are fees that the Company paid to KPMG LLP for the audit of the Company’s consolidated financial statements included in UICI’s Annual Report on Form 10-K and review of financial statements included in Quarterly Reports on Form 10-Q, and for services that are normally provided by the accounting firm in connection with statutory and regulatory filings or engagements; “audit-related fees” represent fees billed by KPMG LLP for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements; “tax fees” are fees for tax compliance, tax advice and tax planning; and “all other fees” are fees billed by the accounting firm to the Company for any services not included in the first three categories (which other fees consist primarily of online research subscription fees, seminar attendance fees and fees in the amount of $53,000 relating to the engagement in 2003 of KPMG LLP to render a SAS 70 Report on Controls Placed in Operation and Test of Operating Effectiveness). All fees in each fee category were approved by the Company’s Audit Committee.
2. APPROVAL OF UICI 2005 RESTRICTED STOCK PLAN
      The Board of Directors intends to adopt the UICI 2005 Restricted Stock Plan (the “2005 Plan”) at its quarterly meeting to be held in April 2005, subject to approval by the stockholders of the Company. The 2005 Plan is virtually identical to the 2000 and 2001 Plans that were previously approved by stockholders.
      The 2005 Plan is intended to enhance the Company’s ability to attract and retain executives and other key employees with outstanding experience and ability, while aligning the interests of the Company, its stockholders, and its executives and key employees. The Board believes the approval of the 2005 Plan is in the best interests of the Company and its stockholders because it provides incentives to executives and other key employees to devote their best efforts to pursue and sustain the Company’s growth and profitability, enhancing the financial success of the Company and increasing stockholder value. The full text of the 2005 Plan is attached to this Proxy Statement as Appendix A. Because the following discussion is a summary and does not cover all aspects of the 2005 Plan, stockholders are encouraged to review Appendix A in its entirety.
Purpose
      The purpose of the 2005 Plan is to promote the interests of the Company and its stockholders by (a) attracting and retaining employees and other persons providing services to the Company and its subsidiaries; (b) motivating the executives, by means of appropriate incentives, to achieve long-range goals; (c) providing incentive compensation opportunities that are competitive with those of other major corporations; and (d) further aligning executives’ interests with those of the Company’s other stockholders through compensation that is based on the Company’s Common Stock.
Administration
      The 2005 Plan will be administered by the Board of Directors of the Company, which has the sole and complete authority to determine which individuals shall participate in the plan, to determine the number of shares to be awarded, to establish the terms, conditions, performance criteria, restrictions and other provisions of the awards, and to cancel or amend the awards. The Board also will have complete authority and discretion to interpret the 2005 Plan and to adopt, alter and repeal administrative rules, guidelines and practices governing the operation of the plan. The Board may delegate any or all of its authority under the 2005 Plan to the Executive Compensation Committee of the Board, which may, in turn, allocate some of the responsibilities to selected individuals.

Eligibility
      All employees of the Company or any of its subsidiaries, and other persons providing material services to the Company or a subsidiary are eligible to participate in the 2005 Plan. The Board has sole and complete discretion in determining which individuals will participate in the 2005 Plan. The Board, in its sole discretion, may delegate any or all of its authority under the Plan to a committee of the Board and, to the extent so delegated, references to the Board shall be deemed to refer to such committee. While the persons to whom awards will be made in future years and the amounts and nature of such awards cannot be determined at this time, it is anticipated that approximately 15-20 officers and employees will participate in the 2005 Plan in any year. Participants may receive successive awards under the 2005 Plan while restrictions on prior awards are still outstanding.
Number of Shares
      A maximum of 100,000 shares of Common Stock may be awarded under the 2005 Plan. Any shares forfeited or reacquired by the Company pursuant to rights reserved on the award will not be counted as shares awarded under the 2005 Plan until used in a subsequent award. If there is any change in the outstanding Common Stock by reason of a merger, consolidation, reorganization, recapitalization, spinoff, stock dividend, stock split, reverse stock split, exchange or other distribution with respect to shares of UICI Common Stock or other change in the corporate structure or capitalization affecting the UICI Common Stock, the type and number of shares of stock which are or may be subject to awards under the 2005 Plan and the terms of any outstanding awards will be equitably adjusted by the Board, in its sole discretion, to preserve the value of benefits awarded or to be awarded to participants under the 2005 Plan. However, if there is a merger or a sale of substantially all of the assets of the Company, the Board, in its sole discretion, may substitute awards of equal value for outstanding awards under the 2005 Plan or cancel outstanding awards, provided that the participant receives an amount that the Board believes is reasonable payment.
      The shares of Common Stock with respect to which awards may be made under the 2005 Plan may be shares currently authorized but unissued, or currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.
Description of the Awards
      The Board will determine the participants to whom awards of restricted stock are to be made, the number of shares of restricted stock to be granted to each participant, the duration of the period (the “restricted period”) during which, and the conditions under which, the restricted stock may be forfeited to the Company, and the other terms and conditions of such awards. Some or all of the conditions to vesting of the awards may relate to events (such as performance, satisfaction of Company performance targets established by lenders or continued employment) occurring after the date of grant. The terms of the restricted stock awards need not be the same for each participant.
      Shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered during the restricted period, except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order. During the restricted period, however, the holders may exercise full voting rights relating to those shares and, unless otherwise provided by the Board, are entitled to receive all dividends and other distributions paid with respect to those shares. Except as may otherwise be determined by the Board, a participant who, for any reason, ceases to perform services for the Company and the subsidiaries prior to the end of the restricted period will forfeit all shares of restricted stock still subject to a restricted period under the 2005 Plan. The grant of an award will not be construed as giving a participant the right to be retained in the employ of the Company.
Duration; Amendment
      Unless earlier terminated by the Board, the 2005 Plan will have a term of ten years. The Board of Directors generally may amend, suspend or terminate the 2005 Plan or any portion thereof at any time. However, no such amendment or termination may adversely affect the rights of a participant under any award made prior to the date of the amendment without the participant’s consent. If the 2005 Plan is terminated, any outstanding awards of restricted stock not yet vested will remain outstanding.
Change In Control
      The 2005 Plan provides that if there is a change in control of the Company (as defined), all restrictions on outstanding restricted stock awards will lapse.
Federal Income Tax Consequences
      The following discussion is intended only as a brief discussion of the federal income tax rules relevant to restricted stock. The laws governing the tax aspects of awards are highly technical and such laws are subject to change.
      A recipient of restricted stock normally will not recognize taxable income at the time the stock is granted, unless his rights to part or all of the restricted stock are immediately vested. Thereafter, the recipient will recognize ordinary income as the restrictions lapse. The amount of such ordinary income will be equal to the market value of the restricted stock (in excess of any amount paid by the recipient) at the time of the lapse. However, the recipient may elect pursuant to Section 83(b) of the Code to recognize ordinary income in an amount equal to the market value of the restricted stock (in excess of any amount paid by the recipient) at the time the stock is granted. Any subsequent change in the value of the restricted stock would then be treated as capital gain or loss when the stock is sold.
      The Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the receipt of stock is initially treated as ordinary income to the recipient. Under generally accepted accounting principles, compensation expense for restricted stock will be recorded ratably over the restricted period.
New Plan Benefits
      It cannot be determined at this time what benefits or amounts, if any, will be received by or allocated to any persons or group of persons under the 2005 Plan if such plan is approved. Such determinations are subject to the discretion of the Board.
Vote Required
      The affirmative vote of the holders of a majority of the total voting power present in person or by proxy and entitled to vote at the Annual Meeting will be required for approval of the 2005 Plan. Abstentions from voting on this matter are treated as votes against, while broker non-votes are treated as shares not present and entitled to vote. Proxies solicited by the Board of Directors will be voted in favor of the proposal unless a different vote is specified.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”
THE APPROVAL OF THE UICI 2005 RESTRICTED STOCK PLAN.
3. RATIFICATION OF APPOINTMENT OF AUDITORS
      Although Delaware law does not require that the selection by the Audit Committee of the Company’s auditors be approved each year by the stockholders, the Board of Directors believes it is appropriate to submit the Audit Committee’s selection to the stockholders for their approval and to abide by the result of the stockholders’ vote. Subject to ratification by the stockholders, the Audit Committee reappointed the firm of KPMG LLP as the Company’s independent auditors to audit the financial statements of the Company for the fiscal year ending December 31, 2005. In recommending ratification by the stockholders of the appointment of KPMG LLP, the Board of Directors has satisfied itself as to that firm’s professional competence and standing. However, if the stockholders do not ratify the appointment of KPMG LLP, the Audit Committee may investigate the reasons for the stockholders’ rejection and may consider whether to retain KPMG LLP or to appoint another independent auditor. Furthermore, even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditor at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
      Representatives of KPMG LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire. Such representatives will also be available to respond to appropriate questions from stockholders at the meeting.
THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS RECOMMEND THE
STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE SELECTION OF KPMG LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005.
4. OTHER MATTERS
      Neither the Board nor management intends to bring before the Annual Meeting any matters other than those referred to in the Notice of Annual Meeting and this Proxy Statement. If any other matters shall properly come before the Annual Meeting, it is the intention of the persons named in the proxy forms to vote the shares represented by each such proxy in accordance with their judgment on such matters. The persons appointed as proxies also will have discretion to vote on a motion to adjourn the Annual Meeting, if such a motion is submitted to a vote of the stockholders.
DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS
AND NOMINATIONS FOR DIRECTOR
FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD IN MAY 2006
      In order for stockholder proposals that are submitted pursuant to Rule 14a-8 of the Exchange Act to be considered by the Company for inclusion in the proxy material for the Annual Meeting of Stockholders to be held in May 2006, they must be received by the Corporate Secretary of the Company by December 17, 2005.
      In order for suggestions by stockholders for nominees for director to be considered by the Nominating Committee, they must be received by the Corporate Secretary of the Company by December 17, 2005. See “Meetings and Committees of the Board of Directors — Nominating & Governance Committee.”
      All such communications to the Corporate Secretary of the Company must be in writing and must be received by the Company at its principal executive offices at 9151 Grapevine Highway, North Richland Hills, Texas 76180-5605 by the applicable date.
Incorporation by Reference
      To the extent that this Proxy Statement is incorporated by reference into any other filing by UICI under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this Proxy Statement under the captions “Report of the Audit Committee” and “Executive Compensation Committee Report on Executive Compensation” and the performance graph appearing under the caption “Comparison of Total Stockholder Return” as well as the exhibits to this Proxy Statement, will not be deemed incorporated, unless and to the extent specifically provided otherwise in such filing.
DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS
      The Securities and Exchange Commission has implemented rules regarding the delivery of annual reports and proxy statements to households. This method of delivery, often referred to as “householding,” permits the Company to mail a single set of proxy materials to any household in which two or more different stockholders reside and are members of the same household or in which one stockholder has multiple accounts. The Company does household proxy materials, so that only one copy of the Company’s Annual Report and Proxy Statement will be sent to multiple stockholders of the Company who share the same address and last name, unless the Company has received contrary instructions from one or more of those stockholders. For voting purposes, a separate proxy card will be included for each account at the shared address. The Company will deliver promptly, upon oral or written request, a separate copy of the Annual Report and Proxy Statement to any stockholder at the same address. If you wish to receive a separate copy of the Annual Report and Proxy Statement, then you may contact the Company’s Investor Relations Department by telephone, 817-255-5471, by email, on our website (www.uici.net) under the heading “Info Request — Contact Us,” or by mail at 9151 Grapevine Highway, North Richland Hills, Texas 76180-5605, Attn: Corporate Secretary. Stockholders sharing an address who now receive multiple copies of the Company’s Annual Report and Proxy Statement may request delivery of a single copy by electing the Householding Election which appears on the accompanying Voting Instruction Form.

By Order of the Board of Directors,
UICI

Peggy G. Simpson
Corporate Secretary
North Richland Hills, Texas
April 18, 2005

THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, ALL STOCKHOLDERS ARE URGED TO PROMPTLY COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE OR TO VOTE ON THE INTERNET. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

APPENDIX A
UICI 2005 Restricted Stock Plan
SECTION 1
GENERAL
      1.1     Purpose. The UICI 2005 Restricted Stock Plan (the “Plan”) has been established by UICI, a Delaware corporation (the “Company”) to:

(a) attract and retain employees and other persons providing services to the Company and the Related Companies (as defined below);

(b) motivate Eligible Participants, by means of appropriate incentives, to achieve long-range goals;

(c) provide incentive compensation opportunities that are competitive with those of other major corporations; and

(d) further identify Eligible Participants’ interests with those of the Company’s other stockholders through compensation that is based on the Company’s common stock (“Stock”);
and thereby promote the long-term financial interest of the Company and the Related Companies, including the growth in value of the Company’s equity and enhancement of long-term stockholder return. The term “Related Company” means any company during any period in which it is a “subsidiary corporation” (as that term is defined in Code section 424(f)) with respect to the Company.
      1.2     Participation. Subject to the terms and conditions of the Plan, the Board (as described in Section 4) shall determine and designate, from time to time, from among the Eligible Individuals, those persons who will be granted one or more Restricted Stock awards under Section 2 of the Plan, and thereby become “Eligible Participants” in the Plan. For purposes of the Plan, the term “Eligible Individual” shall mean any employee of the Company or a Related Company and any other person providing material services to the Company or a Related Company that is designated by the Board as eligible for participation in the Plan.
SECTION 2
RESTRICTED STOCK AWARDS
      2.1.     Restricted Stock Awards. Subject to the following provisions of this Section 2, awards of Restricted Stock under the Plan shall be made to persons selected by the Board in accordance with subsection 1.2 and shall be subject to the applicable provisions of subsection 2.2. For purposes of the Plan, “Restricted Stock” awards under the Plan are grants of Stock to Eligible Participants, the vesting of which is subject to such conditions as may be established by the Board, with some or all of those conditions relating to events occurring after the date of grant. The period, as selected by the Board, beginning on the date of a grant of Restricted Stock and during which Restricted Stock granted hereunder may be forfeited to the Company, is referred to as the “Restricted Period.”
      2.2.     Terms and Conditions of Awards. In addition to any other terms and conditions determined by the Board, all shares of Restricted Stock granted to Eligible Participants under the Plan shall be subject to the following terms and conditions, to the extent applicable:

(a) Restricted Stock granted to Eligible Participants under the Plan may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered during the Restricted Period, except as designated by the Eligible Participant by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code, Title I of the Employee Retirement Income Security Act or the rules thereunder. During the Restricted Period, the Eligible Participant shall have all the rights of a stockholder, including but not limited to the right to vote such shares and, except as otherwise provided by the Board, the right to receive all dividends paid on such shares.

(b) Except as otherwise determined by the Board, an Eligible Participant who ceases to perform services for the Company and the Related Companies prior to the end of the Restricted Period for any reason shall forfeit all shares of Restricted Stock remaining subject to any outstanding Restricted Stock award.

(c) The Company may require a written statement that the Eligible Participant is acquiring shares of Restricted Stock for investment and not with the intention of distributing the shares, except for a sale to a purchaser who makes the same representation in writing, and that the holder of the shares of Restricted Stock will not dispose of such shares in violation of the registration requirements of the Securities Act of 1933, as amended, or any other applicable law.

SECTION 3
OPERATION OF PLAN
      3.1.     Effective Date. The Plan shall be effective as of                     , 2005, subject to approval of the Company’s stockholders.
      3.2.     Shares Subject to Plan. The shares of Stock with respect to which awards may be made under the Plan shall be shares currently authorized but unissued or currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions. Subject to the provisions of subsection 3.3, the number of shares of Stock, which may be issued with respect to awards under the Plan shall not exceed 100,000 shares in the aggregate. In the event that shares of Stock that are delivered under the Plan are thereafter reacquired by the Company pursuant to rights reserved upon the award thereof, such reacquired shares shall again be available for awards under the Plan.
      3.3.     Adjustments to Shares. In the event of any merger, consolidation, reorganization, recapitalization, spin-off, stock dividend, stock split, reverse stock split, exchange or other distribution with respect to shares of Stock or other change in the corporate structure or capitalization affecting the Stock, the type and number of shares of stock which are or may be subject to awards under the Plan and the terms of any outstanding awards shall be equitably adjusted by the Board, in its sole discretion, to preserve the value of benefits awarded or to be awarded to Eligible Participants under the Plan; provided, however, in the event of a merger or a sale of substantially all of the assets of the Company, the Board, in its sole discretion, may substitute awards of equal value for outstanding awards under the Plan or cancel outstanding awards, provided that the Eligible Participant receives an amount that the Board in its discretion believes is reasonable payment therefor.
      3.4.     Limit on Distribution. Distribution of shares of Stock or other amounts under the Plan shall be subject to the following:

(a) Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity.

(b) In the case of an Eligible Participant who is subject to Section 16(a) and 16(b) of the Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”) the Board may, at any time, add such conditions and limitations to any award to such Eligible Participant, or any feature of any such award, as the Board, in its sole discretion, deems necessary or desirable to comply with Section 16(a) or 16(b) and the rules and regulations thereunder or to obtain any exemption therefrom.

(c) To the extent that the Plan provides for issuance of certificates to reflect the transfer of shares of Stock, the transfer of such shares may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

      3.5.     Withholding. All awards under the Plan are subject to withholding of all applicable taxes, which withholding obligations may be satisfied, with the consent of the Board, through the surrender of shares of Stock, which the Eligible Participant already owns or to which a Participant is otherwise entitled under the Plan.
      3.6.     Agreement With Company. At the time of an award to an Eligible Participant under the Plan, the Board may require an Eligible Participant to enter into a separate agreement with the Company (the “Agreement”) in form and substance as may be specified from time to time by the Board, agreeing to the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Board may, in its sole discretion, prescribe.
      3.7.     Limitation of Implied Rights.

(a) Neither an Eligible Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Company or any Related Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Related Company, in its sole discretion, may set aside in anticipation of a liability under the Plan. An Eligible Participant shall have only a contractual right to the amounts, if any, payable under the Plan, unsecured by any assets of the Company and any Related Company. Nothing contained in the Plan shall constitute a guarantee by the Company or any Related Company that the assets of such companies shall be sufficient to pay any benefits to any person.

(b) The Plan does not constitute a contract of employment, and selection as an Eligible Participant will not give any employee the right to be retained in the employ of the Company or any Related Company, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no award under the Plan shall confer upon the holder thereof any right as a stockholder of the Company prior to the date on which he or she fulfills all service requirements and other conditions for receipt of such rights and shares of Stock are registered in his or her name.
      3.8.     Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information, which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.
      3.9.     Action by Company or Related Company. Any action required or permitted to be taken by the Company or any Related Company shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board or (except to the extent prohibited by applicable law or the rules of any stock exchange) by a duly authorized officer of the company.
      3.10.     Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.
SECTION 4
ADMINISTRATION
      The authority to control and manage the operation and administration of the Plan shall be vested in the Board of Directors of the Company, subject to the following:

(a) Subject to the provisions of the Plan, the Board will have the authority and discretion to select employees to receive awards, to determine the time or times of receipt, to determine the number of shares covered by the awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such awards, and to cancel or suspend awards. In making such award determinations, the Board may take into account the nature of services rendered by the respective employee, his present and potential contribution to the Company’s success and such other factors as the Board deems relevant.

(b) The Board will have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(c) Any interpretation of the Plan by the Board and any decision made by it under the Plan is final and binding on all persons.

(d) Except as otherwise expressly provided in the Plan, where the Board is authorized to make a determination with respect to any award, such determination shall be made at the time the award is made, except that the Board may reserve the authority to have such determination made by the Board in the future (but only if such reservation is made at the time the award is granted and is expressly stated in the Agreement reflecting the award);
provided, however, the Board, in its sole discretion, may delegate any or all of its authority under the Plan to a committee of the Board, which committee, to the extent required to comply with Rule 16b-3, as promulgated under Section 16(b) of the Exchange Act, shall be composed solely of not less than two outside directors who qualify as “non-employee directors” (as such term is defined in Rule 16b-3 of the Exchange Act). To the extent so delegated, references to the Board hereunder shall be deemed to refer such committee. Except to the extent prohibited by applicable law or the rules of any stock exchange, the Board or, if applicable, the committee of the Board, may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Board or committee, if applicable, at any time.
SECTION 5
CHANGE IN CONTROL
      Except as otherwise provided in the Agreement reflecting the applicable award, upon the occurrence of a Change in Control, all restrictions on outstanding Restricted Stock awards shall lapse. For purposes of the Plan, a “Change in Control” shall be deemed to occur on the earliest of the existence of one of the following events:

(a) (i) any “person” (as such term is used in Sections 13(d) or 14(d) of the Exchange Act), other than one or more Permitted Holders (as defined below), is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 35% of the total voting power of the Voting Stock (as defined below) of the Company and (ii) the Permitted Holders “beneficially own” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of the Company than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company;

(b) individuals who, as of the date of adoption of the Plan by the Company’s stockholders, constitute the Board (as of such date the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to such date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened “election contest” relating to the election of the directors of the Company (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

(c) approval by the Company’s shareholders of a reorganization, merger or consolidation of the Company, in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the common stock and voting securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 70% of, respectively, the then outstanding shares of common stock or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation, or of a complete liquidation or dissolution of the Company or of the sale or other disposition of all or substantially all of the assets of the Company.

      For purposes of this Section 5, the term “Permitted Holders” means Ronald L. Jensen, his spouse, any child of Ronald L. Jensen, and any person or entity controlled by, under common control with or controlling Ronald L. Jensen or any of the foregoing persons. The term “Voting Stock” of the Company means all classes of capital stock of the Company then outstanding and normally entitled to vote in the election of directors.
SECTION 6
TERM; AMENDMENT AND TERMINATION
      Unless earlier terminated by the Board, the Plan shall have a term ending on the tenth anniversary of the date of adoption by the Company’s stockholders. Awards outstanding as of such date shall not be affected or impaired by the termination of the Plan. The Board may, at any time, amend or terminate the Plan, provided that, subject to subsection 3.3 (relating to certain adjustments to shares), no amendment or termination may materially adversely affect the rights of any Participant or beneficiary under any award made under the Plan prior to the date such amendment is adopted by the Board. In addition, no amendment to the Plan shall be made without the approval of the Company’s stockholders if and to the extent necessary to comply with any law or regulatory requirement or any rule of the stock exchange or market on which the Stock is listed.

9151 GRAPEVINE HIGHWAY
NORTH RICHLAND HILLS, TEXAS 76180

For shares registered in your name, your proxy must be received by 11:59 P.M. (Eastern Daylight Time) on May 17, 2005.

For shares held in your name in the UICI Employee Stock Ownership Plan account, if any, your proxy must be received by 11:59 P.M. (Eastern Daylight Time) on May 15, 2005.

VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to UICI, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	UICI01	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

UICI

1.	ELECTION OF DIRECTORS		For	Withhold	For All	To withhold authority to vote for any individual
	01) Ronald L. Jensen	05) Mural R. Josephson	All	All	Except	nominee, mark “For All Except” and write the
	02) William J. Gedwed	06) R.H. Mick Thompson				nominee’s number on the line below.
	03) Glenn W. Reed	07) Dennis C. McCuistion	☐	☐	☐
04) Richard T. Mockler

Vote On Proposals		For	Against	Abstain

2.	PROPOSAL TO APPROVE 2005 RESTRICTED STOCK PLAN.	☐	☐	☐

3.	PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP as the independent auditors for the Company.	☐	☐	☐

4.	OTHER MATTERS In their discretion, to vote with respect to any other matters that may come before the Meeting or any adjournments thereof, including matters incident to conduct.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED
IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED
STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY
WILL BE VOTED FOR PROPOSALS 1, 2 and 3.

(Joint Owners Should Each Sign. Attorneys-in-Fact, Executors,
Administrators, Custodians, Partners, or Corporation Officers
Should Give Full Title)

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

PROXY FOR ANNUAL MEETING TO BE HELD MAY 18, 2005
This proxy is solicited on behalf of the Board of Directors.

The undersigned hereby appoints Glenn W. Reed, Mark D. Hauptman and Franklin H. Rodgers Jr., and each or any one of them, as true and lawful agents and proxies with full power of substitution in each, to represent the undersigned in all matters coming before the 2005 Annual Meeting of Stockholders of UICI to be held at the Marriott Dallas/Fort Worth, Airport South, 4151 Centreport Boulevard, Fort Worth, Texas 76155 on Wednesday, May 18, 2005 at 10:00 a.m., Central Daylight Time, and any adjournment thereof, and to vote as shown on the reverse side of this card.

If you have an account in the UICI Employee Stock Ownership Plan (the “Plan”), this proxy represents the number of UICI shares allocable to that Plan account as well as other shares, if any, registered in your name. As a “named fiduciary” under the Plan for UICI shares allocable to that Plan account, this proxy will serve as voting instructions for Comerica Bank, Trustee for the UICI Employee Stock Ownership Plan, or its designee. The Plan provides that the Trustee will vote each participant’s shares in accordance with the participant’s instructions. If the Trustee does not receive voting instructions for UICI shares allocable to the Plan by May 15, 2005, those shares, and any other UICI shares under the Plan for which no voting instructions are received, will be voted, in accordance with the terms of the Plan, in the same proportion as the shares for which voting instructions have been received. In its discretion, the Trustee is authorized to vote upon such other matters as may properly come before the meeting.

IMPORTANT — On the reverse side of this card are procedures on how to vote the shares.

Please consider voting by Internet or telephone.